Exhibit 10.8


This Instrument Prepared By and
To Be Returned To:

Mark K. Somerstein, Esq.
Ruden, McClosky, Smith,
Schuster & Russell, P.A.

P.O. Box 1900
Fort Lauderdale, FL 33302

                   FLORIDA REAL ESTATE MORTGAGE, ASSIGNMENT OF
                     LEASES AND RENTS AND SECURITY AGREEMENT

         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (the "Mortgage") is made and entered into as of the 29th day of April, 1999, by PETMEDEXPRESS.COM, INC., a Florida corporation (the "Mortgagor"), whose address is 3350 N.W. 53rd Street, Fort Lauderdale, Florida 33309, and SOUTHTRUST BANK, NATIONAL ASSOCIATION (the "Mortgagee"), whose address is P.O. Box 460, Boynton Beach, Florida 33425-0460.

                              W I T N E S S E T H:

         WHEREAS, Mortgagor is justly and lawfully indebted to Mortgagee in the sum of ONE MILLION SIX HUNDRED EIGHTY THOUSAND DOLLARS ($1,680,000) (the "Loan"), as evidenced by a promissory note executed by Mortgagor in the original principal amount of $1,680,000 payable to the order of Mortgagee, bearing the same date as this Mortgage (the "Note"); and

         WHEREAS, Mortgagor and all makers, endorsers, sureties, guarantors, accommodation parties and all persons liable or to become liable with respect to the Loan are each included in the term "Obligor" as used in this Mortgage;

         NOW, THEREFORE, to secure the payment of the Loan and such future or additional advances as may be made by Mortgagee, at its option and for any purpose, to Mortgagor or Mortgagor's permitted successor(s) in title, provided that all those advances are to be made within twenty (20) years from the date of this Mortgage (the total amount of indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed twice the original principal amount of the Loan, plus interest and any disbursements made for the payment of taxes, levies or insurance on the property covered by the lien


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

of this Mortgage with interest on those disbursements), and to secure the full and faithful performance of the covenants and agreements contained in the Note, this Mortgage and all other instruments and documents executed in connection with the Loan by Mortgagor and/or any other Obligor (the "Loan Documents"), Mortgagor hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, delivers, sets over, warrants and confirms to Mortgagee, and grants Mortgagee a security interest in:

         All those certain lots, pieces, or parcels of land lying and being in Broward County, State of Florida (the "Property"), together with the buildings and improvements now or hereafter situated thereon, said land being legally described as follows:

            See Schedule "A" attached hereto and made a part hereof.

         TOGETHER WITH all and singular the tenements, hereditaments, easements, riparian rights and other rights now or hereafter belonging or appurtenant to the Property, and the rights (if any) in all adjacent roads, ways, streams, alleys, strips and gores, and the reversion or reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, claim and demand whatsoever of Mortgagor of, in and to the same and every part and parcel thereof;

         TOGETHER WITH any and all fixtures (collectively, the "Fixtures") now or hereafter owned by Mortgagor and now or hereafter located at, affixed to, placed upon or used in connection with the Property or any present or future improvements thereon and any other items of property, wherever kept or stored, if acquired by Mortgagor with the intent of incorporating them in the Property or any improvements to the Property; together also with all additions thereto and replacements and proceeds thereof (Mortgagor hereby agreeing, with respect to all additions and replacements and proceeds, to execute and deliver from time to time such further instruments as may be requested by Mortgagee to confirm their inclusion herein); all of which foregoing items described in this paragraph are hereby declared to be part of the real estate and encumbered by this Mortgage;

         TOGETHER WITH (a) any and all awards or payments, including interest thereon and the right to receive the same, growing out of or resulting from any exercise of the power of eminent domain (including the taking of all or any part of the Premises, as defined hereinafter), or any alteration of the grade of any street upon which the Property abuts, or any other injury to, taking of, or decrease in the value of the Premises or any part thereof; (b) any unearned premiums on any hazard, casualty, liability, or other insurance policy carried for the benefit of Mortgagor and/or Mortgagee with respect to the Premises (as defined hereinafter); (c) all rights of Mortgagor in and to all supplies and materials delivered to or located upon the Property or elsewhere and used or usable in connection with the construction or refurbishing of improvements on the Property; and (d) all rights of Mortgagor in, to, under, by virtue of, arising from or growing out of any and all present


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or future contracts, instruments, accounts, insurance policies, permits, licenses, trade names, plans, appraisals, reports, paid fees, choses-in-action, subdivision restrictions or declarations or other intangibles whatsoever now or hereafter dealing with, affecting or concerning the Property, the improvements thereto, or any portion thereof or interest therein, including but not limited to: (i) all contracts, plans and permits for or related to the Property or its development or the construction or refurbishing of improvements on the Property,
(ii) any agreements for the provision of utilities to the Property, (iii) all payment, performance and/or other bonds, (iv) any contracts now existing or hereafter made for the sale by Mortgagor of all or any portion of the Property, including any deposits paid by any purchasers (howsoever such deposits may be held) and any proceeds of such sales contracts, including any purchase-money notes and mortgages made by such purchasers, and (v) any declaration of condominium, restrictions, covenants, easements or similar documents now or hereafter recorded against the title to all or any portion of the Property; and

         TOGETHER WITH all of Mortgagor's rights to enter into any lease or lease agreement regarding all or any part of the Property, and all of Mortgagor's rights to encumber the Property further for debt, Mortgagor hereby
(a) representing as a special inducement to Mortgagee to make the Loan that, as of the date hereof, there are no encumbrances to secure debt prior or junior to this Mortgage, and (b) covenanting that there are to be none as of the date when this Mortgage is recorded;

         TO HAVE AND TO HOLD the above-described and granted property, appurtenances and rights (referred to collectively in this Mortgage as the "Premises") unto Mortgagee in fee simple forever.

         PROVIDED, HOWEVER, that these presents are upon the condition that if Mortgagor (a) shall pay or cause to be paid to Mortgagee the principal and all interest payable in respect of the Loan and any future advance made under this Mortgage and any other sums secured by this Mortgage, at the time and in the manner stipulated in the Note or this Mortgage or any other Loan Document, all without any deduction or credit for taxes or other similar charges paid by Mortgagor, (b) shall punctually perform, keep and observe all and singular the covenants and promises in the Note and any future advance agreement(s), in any renewals, extensions or modifications thereof, and in this Mortgage or any other Loan Document expressed to be performed, kept and observed by and on the part of Mortgagor, and (c) shall not permit or suffer to occur any default under this Mortgage or any other Loan Document, then this Mortgage and all the interests and rights hereby granted, bargained, sold, conveyed, assigned, transferred, mortgaged, pledged, delivered, set over, warranted and confirmed shall cease, terminate and be void, but shall otherwise remain in full force and effect.

         Mortgagor covenants with and warrants to Mortgagee: (a) that Mortgagor has good and marketable title to the Property, is lawfully seized and possessed of the Property in fee simple and


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

has good right to sell and convey the same; (b) that the Premises are unencumbered; and (c) that Mortgagor shall forever warrant and defend the Premises unto Mortgagee against the lawful claims and demands of all persons whomsoever, and shall make such further assurances to perfect fee simple title to the Property in Mortgagee as Mortgagee may reasonably require. Mortgagor further covenants and agrees with Mortgagee as follows:

         1. Mortgagor shall pay all sums due Mortgagee at the time and in the manner provided in the Note, this Mortgage, any other Loan Document or any instrument evidencing a future advance, and Mortgagor shall otherwise perform, comply with and abide by each and every one of the stipulations, agreements, conditions and covenants contained in the Note, this Mortgage or any other Loan Document.

         2. Mortgagor shall pay all taxes, assessments (whether general or special) and other charges whatsoever levied, assessed, placed or made against all or any part of the Premises or any interest of Mortgagee therein, or against the Note, this Mortgage, any Loan Document or any obligation thereunder. Mortgagor shall make such payment in full (and shall deliver to Mortgagee the paid receipts) upon the same first becoming due and payable. If Mortgagor shall fail, neglect or refuse to pay any such taxes, assessments or other charges as aforesaid, then Mortgagee at its option may pay the same, and any funds so advanced by Mortgagee shall bear interest, shall be paid and shall be secured as provided in paragraph 14.

         3. Insurance.

            (1) Mortgagor shall maintain property insurance with a reputable and highly rated insurance company or companies licensed in Florida and reasonably acceptable to Mortgagee, covering all buildings and improvements now or hereafter located on the Property and all the Fixtures and all tangible personal property encumbered by this Mortgage, for an amount not less than their full insurable value on a replacement cost basis, without contribution or coinsurance (or with coinsurance and an agreed amount endorsement), for the benefit of Mortgagor and Mortgagee as their interests may appear, by policies on such terms, in such form and for such periods as Mortgagee shall require or approve from time to time, insuring with extended coverage and broad form coverage against loss or damage by fire, lightning, flood, windstorm, hail, aircraft, riot, vehicles, explosion, smoke, falling objects, weight of ice or snow or sleet, collapse, sudden tearing asunder, breakage of glass, freezing, electricity, sprinkler leakage, water damage, earthquake, vandalism and malicious mischief, theft, riot attending a strike, civil commotion, war risks (when and if war risk coverage is available), and when and to the extent required by Mortgagee, against any other risks. Regardless of the types or amounts of insurance required and approved by Mortgagee, Mortgagor shall assign and deliver to Mortgagee all policies of insurance which insure against any loss or damage to the Premises or any part thereof, as collateral and further security for the payment


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of the Loan, with loss payable to Mortgagee pursuant to a standard mortgagee clause acceptable to Mortgagee.

            (2) If Mortgagor defaults in so insuring the Premises or any part thereof or in so assigning and delivering the policies, at its option Mortgagee may effect such insurance from year to year and pay the premiums therefor, and any such sums advanced by Mortgagee shall bear interest, shall be paid and shall be secured as provided in paragraph 14.

            (3) If Mortgagee receives any money for loss or damage by reason of such insurance, then Mortgagee at its option may retain such proceeds and apply them toward the payment of the Loan (in any order of priority Mortgagee may deem appropriate in its sole discretion), or Mortgagee may disburse them to Mortgagor, under such safeguards as Mortgagee shall deem appropriate in its sole discretion, for the reconstruction or restoration or repair of the damaged Premises, but Mortgagee shall not be obligated to see to the proper application by Mortgagor of any such disbursement.

            (4) Mortgagor shall obtain and carry general comprehensive liability insurance with a reputable and highly rated insurance company or companies licensed in Florida and reasonably acceptable to Mortgagee, which policy shall name both Mortgagor and Mortgagee as insureds, with initial limits of not less than One Million Dollars ($1,000,000) as to personal injury or death, and Five Hundred Thousand Dollars ($500,000) with respect to property damage (or such greater or different limits which Mortgagee may require from time to time) and on such terms, in such form and for such periods as Mortgagee shall approve from time to time.

            (5) In the event Mortgagor shall lease in excess of forty percent (40%) of the Premises, then Mortgagor shall obtain and carry rent insurance in favor of Mortgagee as loss payee covering against the loss of rents in the event the improvements on the Property are damaged, in an amount equal to or exceeding the annual rent roll for the insured improvements.

            (6) In the event of a foreclosure of this Mortgage, the purchaser of the Premises shall succeed to all the rights of Mortgagor in and to all policies of insurance required under this Mortgage, including any right to unearned premiums.

            (7) Not less than thirty (30) days prior to the expiration date of each policy required under this Mortgage, Mortgagor shall deliver to Mortgagee a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Mortgagee.

            (8) Each policy of insurance required under this Mortgage shall be non-cancelable without at least thirty (30) days' advance written notice to Mortgagee.


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

            (9) Mortgagee reserves the right to require boiler and machinery insurance, worker's compensation insurance, sinkhole and wind damage insurance, and other insurance coverages as Mortgagee may reasonably require.

         The policy or policies of insurance shall: (i) be from companies and in coverage amounts acceptable to Mortgagee; (ii) contain a standard mortgagee clause in favor of Mortgagor naming Mortgagee as a mortgagee and including a lender's loss payee clause in such policy, as applicable; and (iii) be evidenced by original policies or certified copies of policies deposited with Mortgagee, as Mortgagee may elect, to be held by Mortgagee until the Debt shall have been fully paid and discharged. Mortgagor shall furnish Mortgagee satisfactory evidence of payment of all premiums required and similar evidence of renewal or replacement coverage not later than thirty (30) days prior to the date any coverage will expire.

                  Each insurance policy or endorsement required herein shall be written by an insurer having a rating not less than "AXII" Best's Rating according to the most current edition of Best's Key Rating Guide as determined at the time of the initial policy and at all times during the term hereof. All policies shall indicate that notices related to such insurance shall be sent to Mortgagee at:

                           SouthTrust Bank, National Association
                           P.O. Box 460
                           Boynton Beach, Florida 33425-0460
                           Attention:  Susan King

         4. At Mortgagee's option following a default hereunder, Mortgagor shall pay to Mortgagee, together with and in addition to each regular installment of principal and/or interest payable under the Note, an amount deemed sufficient by Mortgagee to provide Mortgagee with funds in an escrow account sufficient to pay the taxes, assessments, insurance premiums and other charges next due at least thirty (30) days before the date the same are due. In no event shall Mortgagee be liable for any interest on any such funds held in the escrow account. At least thirty (30) days before the date the same are due, Mortgagor shall furnish to Mortgagee an official statement of the amount of said taxes, assessments, insurance premiums and other charges, and Mortgagee shall pay the same, but only if sufficient funds remain in the escrow account. In the event of any deficiency in the escrow account, Mortgagor shall upon notice from Mortgagee immediately deposit with Mortgagee such additional funds as Mortgagee may deem necessary to cure the deficiency, in its sole discretion. If Mortgagee elects to pay any such taxes, assessments, insurance premiums or other charges notwithstanding the escrow account deficiency, then all sums advanced by Mortgagee in excess of the escrow account balance shall bear interest, shall be paid and shall be secured as


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

provided in paragraph 14. An official receipt for such sums shall be conclusive evidence of Mortgagees payment and of the validity of the tax, assessment, insurance premium or other charge so paid. In the event of any default under the Note or this Mortgage or any other Loan Document, Mortgagee at its option may apply any or all funds in the escrow account against the Loan or any other sums secured by this Mortgage, in any order of priority Mortgagee may deem appropriate in its sole discretion. At the time of any permitted transfer of the title to all of the Premises then encumbered by this Mortgage, the balance in the escrow account shall inure to the benefit of such transferee without any specific assignment of such funds. Upon payment in full of the Loan and all other sums secured by this Mortgage, the funds remaining in the escrow account (if any) shall be paid over to the record owner of the Premises encumbered by this Mortgage as of the date of such full payment.

         5. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its reasonable discretion, no building or other improvements covered by the lien of this Mortgage shall be removed, demolished or materially altered or enlarged (except as required in the event of fire, other casualty or condemnation). Notwithstanding the foregoing, Mortgagor shall have the right to remove and dispose of, free from the lien of this Mortgage, such Fixtures as from time to time may become worn out or obsolete, provided that, simultaneously with or prior to such removal, Mortgagor shall have replaced any such Fixtures with new Fixtures (of at least the same quality as that of the replaced Fixtures when it was new) which shall be free from any title retention or other security agreement or other encumbrance, and, by such removal and replacement, Mortgagor shall be deemed to have subjected such new Fixtures to the lien of this Mortgage. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Mortgagor shall not undertake any development of the Property or any adjoining land owned or controlled by Mortgagor, nor construct any new improvements thereon, nor initiate or join in or consent to any new (or any change in any existing) private restrictive covenant, zoning ordinance, master plan, site plan, easement, or other public or private restrictions limiting or defining the uses which may be made of the Property, said adjoining land or any part thereof. Mortgagor shall complete and pay for any permitted development and/or improvements undertaken on the Property within a reasonable time after commencing the same.

         6. Mortgagor shall do everything necessary to maintain the Premises in good condition and repair, shall operate the Premises in a first-class manner, shall not commit or suffer any waste, impairment, abandonment or deterioration of the Premises, shall promptly pay all utility fees for services provided to the Premises, and shall comply with (or cause compliance with) all applicable restrictive covenants and all statutes, ordinances and requirements of any governmental authorities having jurisdiction over the Premises or the use thereof. In the event of any fire or other casualty loss or damage to all or any part of the Premises, Mortgagor shall notify Mortgagee within forty-eight (48) hours of such occurrence. Mortgagor shall promptly repair, restore, replace or


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

rebuild any part of the Premises which may be damaged or destroyed by any casualty whatsoever or which may be affected by any condemnation, alteration of grade, or other public or quasi-public taking or injury. If Mortgagor shall fail, neglect or refuse to repair or maintain the Premises as aforesaid, then Mortgagee may at its option undertake such repairs or maintenance, and any funds advanced therefor by Mortgagee shall bear interest, shall be paid and shall be secured as provided in paragraph 14.

         7. As further security for the repayment of the Loan, Mortgagor hereby assigns and transfers to Mortgagee all rents, income, issues and profits of the Premises and all right, title and interest of Mortgagor in and under all leases and tenancies and occupancy agreements of any nature whatsoever (and any extensions and renewals thereof) now or hereafter affecting the Premises (the "Leases"). Mortgagor hereby empowers Mortgagee, its agents or attorneys, to demand, collect, sue for, receive, settle, compromise and give acquittances for all of the rents that may become due under the Leases and to avail itself of and pursue all remedies for the enforcement of the Leases and Mortgagor's rights thereunder that Mortgagor could have pursued but for this assignment. Mortgagee is hereby vested with full power and authority to use all measures, legal and equitable, deemed necessary or proper by Mortgagee to enforce this assignment, to collect the rents so assigned, and/or to cure any default and perform any covenant of Mortgagor as the landlord under any Leases, including without limitation the right to enter upon all or any part of the Premises and to take possession thereof to the extent necessary to exercise such powers. Mortgagee shall have the right (but not the obligation) to advance any sums necessary to exercise such powers, which sums shall bear interest, shall be paid and shall be secured as provided in paragraph 14. Mortgagor hereby empowers Mortgagee to use and apply all such rents and other income of the Premises to the payment of the Loan and all interest thereon and any other indebtedness or liability of Mortgagor to Mortgagee, and to the payment of the costs of managing and operating the Premises, including without limitation: (i) taxes, special assessments, insurance premiums, damage claims, and the costs of maintaining, repairing, rebuilding, restoring and making rentable any or all of the Premises;
(ii)all sums advanced by Mortgagee (with interest thereon) for the payment of such costs or for any other reason permitted by this Mortgage or any other Loan Document; and (iii) all costs, expenses and attorney's fees incurred by Mortgagee in connection with the enforcement of this Mortgage and/or any Lease; all in such order of priority as Mortgagee may deem appropriate in its sole discretion.

            (1) Mortgagee shall not be obliged to press any of the rights or claims of Mortgagor assigned hereby, nor to perform or carry out any of the obligations of the landlord under any Lease, and Mortgagee assumes no duty or liability whatsoever in connection with or arising from or growing out of the covenants of Mortgagor in any Lease. This Mortgage shall not operate to make Mortgagee responsible for the control, care, management or repair of all or any part of the Premises, nor shall it operate to make Mortgagee liable for (i) the performance or carrying out of any of the terms or conditions of any Lease, (ii) any waste of the Premises by any tenant or any other person,


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

(iii) any dangerous or defective condition of the Premises, nor (iv) any negligence in the management, upkeep, repair or control of all or any part of the Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger. Mortgagor hereby indemnifies and holds Mortgagee harmless against any and all liability, loss, claim, damage, costs and attorney's fees whatsoever which Mortgagee may or might incur under any Lease or by reason of this assignment, and against any and all claims or demands whatsoever (and any related costs and attorney's fees) which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any Lease. Nothing herein contained shall be construed as constituting Mortgagee a trustee or mortgagee in possession.

            (2) Mortgagor shall promptly deliver to Mortgagee a true, correct and complete copy of each Lease as and when Mortgagor shall enter into the same, and Mortgagor shall procure and deliver to Mortgagee estoppel letters or certificates from each tenant, in form and substance satisfactory to Mortgagee, within thirty (30) days after Mortgagee's request therefor. Mortgagor hereby represents and warrants to Mortgagee (and shall be deemed to have represented and warranted to Mortgagee upon and as of the date of delivering to Mortgagee a copy of each Lease), except as previously or concurrently disclosed to and approved by Mortgagee in writing: (i) that each such copy delivered (or to be delivered) to Mortgagee is true, correct and complete; (ii) that Mortgagor is the sole owner of the entire landlord's interest in each Lease and has not previously assigned or pledged any Lease or any interest therein to any person other than Mortgagee; (iii) that all the Leases are in full force and effect and have not been altered, modified or amended in any manner whatsoever; (iv) that each tenant thereunder has accepted that tenant's respective premises and is paying rent on a current basis; (v) that no default exists on the part of such tenants or on the part of Mortgagor as landlord in their respective performances of the terms, covenants, provisions and agreements contained in the Leases; (vi) that no rent has been paid by any of the tenants for more than two (2) months in advance; (vii) that Mortgagor is not indebted to any tenant in any manner whatsoever so as to give rise to any right of set-off against or reduction of the rents payable under any Lease; and (viii) that no payments of rents to accrue under any Lease has been or will be waived, released, reduced, discounted or otherwise discharged or compromised by Mortgagor directly or indirectly, whether by assuming any tenant's obligations with respect to other premises or otherwise.

            (3) Mortgagor covenants and agrees with Mortgagee: (i) that each Lease shall remain in full force and effect irrespective of any merger of the interests of the landlord and tenant thereunder; (ii) that without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, Mortgagor shall not terminate, modify or amend any Lease or any guaranty thereof, nor grant any concessions in connection therewith (either orally or in writing) nor accept any surrender or cancellation thereof, and that any attempted termination, modification,


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

amendment, concession, surrender or cancellation without such written consent shall be null and void; (iii) that Mortgagor shall not collect more than two (2) months' rent, income and/or profits arising or accruing under any Lease in advance of the due date for the same, nor discount any future accruing rents, nor suffer or permit to arise in favor of any tenant any release of liability or any right to withhold payment of rent, nor take any action or permit any omission or exercise any right of election which would in any way impair the value of any Lease or diminish any tenant's liability thereunder or have the effect of terminating or shortening the stated term of any Lease; (iv) that Mortgagor shall perform all of Mortgagor's covenants and agreements as landlord under each Lease and shall promptly send Mortgagee copies of any notice of alleged default on the part of Mortgagor as landlord received from any tenant thereunder; (v) that if requested by Mortgagee, Mortgagor shall expeditiously and in good faith enforce the Leases and all remedies available to Mortgagor in case of default by the tenants thereunder; and (vi) that Mortgagor shall not execute any other assignment or pledge of any Lease or any interest therein or any of the rents thereunder, nor consent to any tenant's assignment of any Lease or any subletting thereunder, nor request, accept, consent to or agree to any subordination of any Lease to any mortgage other than this Mortgage now or hereafter affecting the Premises.

            (4) Although Mortgagor and Mortgagee intend that this instrument shall be a present assignment, it is expressly understood and agreed that so long as no default shall exist under the Note, this Mortgage or any other Loan Document, Mortgagor may collect assigned rents and profits for not more than two
(2) months in advance of the accrual thereof, but upon the occurrence of any such default, or at any time during its continuance, all rights of Mortgagor to collect or receive rents or profits shall wholly terminate upon notice from Mortgagee. The tenants under all the Leases are hereby irrevocably authorized to rely upon and comply with (and shall be fully protected in so doing) any notice or demand by Mortgagee for the payment to Mortgagee of any rental or other sums which may be or thereafter become due under the Leases, or for the performance of any of the tenants' undertakings under the Leases, and none of them shall have any right or duty to inquire as to whether any default hereunder or under the Note or any Loan Document shall have actually occurred or is then existing.

         8. Mortgagor shall not grant any other lien or mortgage on all or any part of the Premises or any interest therein, nor make any further assignment of the leases and rentals of the Premises, without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion; any such unpermitted lien or mortgage or assignment by Mortgagor shall entitle Mortgagee to accelerate the maturity of the Loan and foreclose this Mortgage. Any such other lien or mortgage or assignment shall be junior to this Mortgage and to all permitted tenancies now or hereafter affecting the Premises or any portion thereof and shall be subject to all renewals, extensions, modifications, releases, interest rate increases, future advances, changes or exchanges permitted by this Mortgage, all without the joinder or consent of such junior lienholder or mortgagee


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

or assignee and without any obligation on Mortgagee's part to give notice of any kind thereto. Mortgagor shall maintain in good standing any other mortgage or encumbrance to secure debt affecting any part of the Premises from time to time and shall not commit or permit or suffer to occur any default thereunder, nor shall Mortgagor accept any future advance under or modify the terms of any such mortgage or encumbrance which may then be superior to the lien of this Mortgage. Except for encumbrances permitted by Mortgagee, Mortgagor shall not commit or permit or suffer to occur any act or omission whereby any of the security represented by this Mortgage shall be impaired or threatened, or whereby any of the Premises or any interest therein shall become subject to any attachment, judgment, lien, charge or other encumbrance whatsoever, and Mortgagor shall immediately cause any such attachment, judgment, lien, charge or other encumbrance to be discharged or otherwise bonded or transferred to other security. Mortgagor shall not directly or indirectly do anything or take any action which might prejudice any of the right, title or interest of Mortgagee in or to any of the Premises or impose or create any direct or indirect obligation or liability on the part of Mortgagee with respect to any of the Premises.

         9. Mortgagor shall not cause or permit or suffer to occur any of the following events without the prior written consent of Mortgagee, which except as expressly set forth Mortgagee may grant or withhold in its sole discretion, and if any of the same shall occur without such consent, then Mortgagee shall have the right to accelerate the maturity of the Loan and foreclose this Mortgage:
(a) if all or any portion of the legal or equitable title to all or any portion of the Premises or any interest therein shall in any manner whatsoever be sold, conveyed or transferred, either voluntarily or by operation of law; (b) if Mortgagor shall enter into any lease or other arrangement with any third party regarding the use or possession by such third party of all or in excess of fifty percent (50%) of the Premises (regardless of whether such lease or arrangement includes an option to purchase); (c) the transfer, assignment, sale, pledge or hypothecation of the stock of the Mortgagor whereby Marc A. Puleo does not own and control at least fifteen percent (15%) of the stock of the Mortgagor; or (d) if Mortgagor shall pay, repay or distribute any funds to any guarantor of the Loan or any other person directly or indirectly related to Mortgagor (such as a stockholder, partner or beneficiary).

         10. From time to time and on demand, Mortgagor shall execute and deliver to Mortgagee (and pay the costs of preparing and recording) any further instruments required by Mortgagee to reaffirm, correct or perfect the evidence of the obligations secured hereby and the security interest of Mortgagee in all the property intended to be mortgaged hereby, including but not limited to mortgages, security agreements, financing statements, assignments and renewal and substitution notes.

         11. Upon request made either personally or by mail, Mortgagor shall certify, by a duly acknowledged writing, to Mortgagee or to any proposed assignee of this Mortgage, the amount of principal and interest and other sums then owing on the Loan and whether any offsets or defenses exist against the payment of the Loan. Mortgagor shall provide such estoppel certificate within five (5) days in the case of a personal request and within ten (10) days after Mortgagor's receipt of a mailed request. Mortgagor shall furnish to Mortgagee, within thirty (30) days after the close of each fiscal year of Mortgagor, a financial statement of Mortgagor and of the income and expenses of the Premises (which shall include financial information regarding (i) the conduct of any business on the Premises, (ii) the operation of the Premises, and (iii) the leasing of the Premises), in such reasonable detail as Mortgagee may request, accompanied by an original certification signed by a certified public accountant stating whether the financial statements have been audited, reviewed or compiled. Compiled statements shall be signed by the president, in the case of a corporation, by a general partner, in the case of a general or limited partnership, by the trustee, in the case of a trust, or, in the case of any other business entity, by a duly appointed officer or representative satisfactory to Mortgagee. On demand, Mortgagor shall provide to Mortgagee executed counterparts of any such leases and convenient facilities for the audit and verification of any such statement. Mortgagor shall also promptly furnish to Mortgagee any financial or other information regarding Mortgagor or the Premises required by any Loan Document or which Mortgagee may reasonably request from time to time. Mortgagor shall also deliver to Mortgagee complete copies of all of its federal income tax returns, accompanied by all forms and supporting schedules, simultaneously with the filing thereof by Mortgagor. During any period (following notice and a period of thirty (30) days to cure same) that Mortgagor fails to comply with the provisions of this paragraph, or any guarantor of the Loan fails to deliver any financial documents required by the terms of the guaranty executed by such guarantor in favor of Mortgagee in connection with the Loan, and regardless of whether Mortgagee declares this Mortgage to be in default, the Note, without notice to Mortgagor, shall automatically bear interest at an augmented rate equal to four percent (4%) above the interest accrual rate which would otherwise then be in effect under the Note.

         12. Whenever Mortgagor or Mortgagee are obliged to give notice to the other, such notice shall be in writing and shall be given personally or by prepaid certified mail (return receipt requested), in which latter case notice shall be deemed effectively made when the receipt is signed or when the attempted initial delivery is refused or cannot be made because of a change of address of which the sending party has not been notified. Any notice to Mortgagee shall be addressed to the attention of a senior vice-president or higher officer. Until the designated addresses are changed by notice given in accordance with this paragraph, notice to either party shall be sent to the respective address set forth on the first page of this Mortgage.

         13. At Mortgagees option, all of the principal and interest and other sums secured by this Mortgage shall immediately or at any time thereafter become due and payable without notice to any Obligor, and Mortgagee shall immediately have all the rights accorded Mortgagee by law and hereunder to foreclose this Mortgage or otherwise to enforce this Mortgage, the Note and any other

Loan Document, upon the occurrence of any of the following defaults: (a) failure to pay any sum due under the Note and the expiration of the grace period (if any) provided in the Note for such payment; or (b) failure to repay any sum paid or advanced by Mortgagee under the terms of this Mortgage or any other Loan Document (with interest thereon), as provided in paragraph 14; or (c) failure to pay any tax, assessment, utility charge, or other charge against the Premises or any part thereof as and when required by this Mortgage; or (d) actual or threatened waste, impairment, abandonment, deterioration, removal, demolition, material alteration or enlargement of any building or other improvements on the Property, or the commencement of construction of any new building or other improvements on any part of the Property, in either case without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion; or (e) failure to obtain, assign, deliver or keep in force the policies of insurance required by this Mortgage or any other Loan Document; or
(f) Mortgagor's failure or refusal (following notice and a period of thirty (30) days to cure same) to certify, within the time required by this Mortgage, the amount due under the Loan and whether any offsets or defenses exist against payment of the Loan; or (g) Mortgagor's filing for record, without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, of any notice limiting the maximum principal amount that may be secured by this Mortgage to an amount less than the limit set forth in the future advance clause on the first page of this Mortgage; or (h) any sale, transfer (whether voluntary or by operation of law), pledge, hypothecation or further encumbrancing of all or any part of the Premises or any interest therein or any interest in Mortgagor, or the additional assignment of all or any part of the rents, income or profits arising therefrom, in either case without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion; or (i) Mortgagor's failure to remove of record (whether by payment or transferring to bond), any involuntary lien on the Premises or any part thereof within twenty (20) days after its filing, or the filing of any suit against the Premises upon any claim or lien other than this Mortgage (whether superior or inferior to this Mortgage); or (j) Mortgagor's failure to comply within ten (10) days with a requirement, order or notice of violation of a law, ordinance, or regulation issued or promulgated by any political subdivision or governmental department claiming jurisdiction over the Premises or any operation conducted on the Property (or, if such order or notice provides a time period for compliance, Mortgagor's failure to comply within such period), or, in the case of a curable noncompliance requiring longer than the applicable time period for its cure, Mortgagor's failure to commence to comply with said order or notice within said period or failure thereafter to pursue such cure diligently to completion; or (k) the issuance of any order by the State of Florida, or any subdivision, instrumentality, administrative board or department thereof, declaring unlawful or suspending any operation conducted on the Premises; or (l) the filing by the United States of America or any instrumentality thereof in any court of competent jurisdiction of any notice of intention to acquire under the power of eminent domain any estate less than an estate in fee simple in the entire Property, or the recording by the State of Florida, any instrumentality thereof or any other person with eminent domain powers, of a notice of taking of any estate less than an estate in fee simple in the entire Property; or (m) if any representation, warranty, affidavit, certificate or statement made or delivered to Mortgagee by or on behalf of any Obligor from time to time in connection with the Loan or this Mortgage or any other Loan Document shall prove false, incorrect or misleading in any material respect; or (n) sixty (60) days following the death or mental or physical incapacity of any Obligor who is a natural person unless the Mortgagee shall have consented to a substitute Obligor, which determination shall be in the Mortgagor's sole discretion, or the dissolution or merger or consolidation or termination of existence of any other Obligor, or the failure or cessation or liquidation of the business of any Obligor, or if the person(s) controlling any Obligor which is a business entity shall take any action authorizing or leading to the same; or (o) any default, following any applicable cure period, by any Obligor in the payment of any indebtedness for borrowed money (whether direct or contingent and whether matured or accelerated) to Mortgagee or to any person whomsoever, or if any Obligor shall become insolvent or unable to pay such Obligor's debts as they become due; or (p) the disposition or transfer or exchange of all or substantially all of any Obligor's assets for less than fair market value, or the issuance of any levy, attachment, charging order, garnishment or other process against any property of any Obligor, or the filing of any lien against any such property (and the expiration of any grace period provided in any Loan Document for the discharge of such lien); or (q) if any Obligor shall make an assignment for the benefit of creditors, file a petition in bankruptcy, apply to or petition any tribunal for the appointment of a custodian, receiver, intervenor or trustee for such Obligor or a substantial part of such Obligor's assets, or if any Obligor shall commence any proceeding under any bankruptcy, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if any Obligor shall by act or omission approve, consent to or acquiesce in the filing of any such petition or application against such Obligor or the appointment of any such custodian, receiver, intervenor or trustee or the commencement of any such proceeding against such Obligor or the entry of an order for relief with respect to such Obligor, or if any such petition or application shall have been filed or proceeding commenced against any Obligor which remains undismissed for thirty
(30) days or more or in which an order for relief is entered, or if any Obligor shall suffer any such appointment of a custodian, receiver, intervenor or trustee to continue undischarged for thirty (30) days or more; or (r) if any Obligor shall have concealed, transferred, removed, or permitted to be concealed or transferred or removed, any part of such Obligor's property with intent to hinder, delay or defraud any of such Obligor's creditors, or if any Obligor shall have made or suffered a transfer of any of such Obligor's properties which may be invalid under any bankruptcy, fraudulent conveyance, preference or similar law, or if any Obligor shall have made any transfer of such Obligor's properties to or for the benefit of any creditor at a time when other creditors similarly situated have not been paid; or (s) the failure to obtain any permit, license, approval or consent from, or to make any filing with, any governmental authority (or the lapse or revocation or rescission thereof once obtained or made) which is necessary in connection with the Loan, any Loan Document or the enforcement thereof, or if it shall become unlawful for Mortgagee to make or maintain the Loan or for any Obligor to perform any of such Obligor's obligations under any Loan Document; or (t) the existence of any uncured default under any other mortgage or encumbrance affecting any part of the Premises then encumbered by this Mortgage, or Mortgagor's acceptance of any future advance under, or modification of the terms of, any such other mortgage or encumbrance which may then be superior to the lien of this Mortgage; or (u) Mortgagee's election to accelerate the maturity of the Loan under the provisions of any other Loan Document; or (v) if Mortgagor or any other Obligor shall fail to pay, following any applicable cure period, any indebtedness for borrowed money owing by Mortgagor or such other Obligor; or (w) if any change or event shall occur which in Mortgagee's exclusive judgment, acting reasonably, impairs any security for the Loan, increases Mortgagee's risk in connection with the Loan, or indicates that any Obligor may be unable to perform such Obligor's obligations under any Loan Document; or (x) any default, following any applicable cure period, in the observance or performance of any other covenant or agreement of any Obligor in this Mortgage (provided, however, with respect to non-monetary defaults which are not specifically set forth in this Paragraph 13, Mortgagor shall have a period of ten (10) days following notice of the default prior to the Mortgagor being in default hereunder) or any other Loan Document, the occurrence of any other event prohibited by the terms of this Mortgage or any other Loan Document, following any applicable grace period, or the violation of any other provision of this Mortgage or any other Loan Document; or (y) any default, following any applicable cure period, by Marc A. Puleo ("Guarantor") under any loan facility Guarantor has or may have with Mortgagee; or if Marc Puleo, M.D. fails to remain actively involved in the senior management of Mortgagor [and the Mortgagor has not provided a substitute satisfactory to the Mortgagee within ninety (90) days, as determined in the Mortgagee's sole discretion]. No consent or waiver expressed or implied by Mortgagee with respect to any default under this Mortgage shall be construed as a consent or waiver with respect to any further default of the same or a different nature; and no consent or waiver shall be deemed or construed to exist by reason of any curative action initiated by Mortgagee or any other course of conduct or in any other manner whatsoever except by a writing duly executed by Mortgagee, and then only for the single occasion to which such writing is addressed. In order to accelerate the maturity of the Loan because of Mortgagor's failure to pay any tax, assessment, insurance premium, charge, liability, obligation or encumbrance upon the Premises as required by this Mortgage, or in order to accelerate because of any other default, Mortgagee shall not be required to pay the same or to advance funds to cure the default, notwithstanding Mortgagee's option under this Mortgage or any other Loan Document to do so; no such payment or advance by Mortgagee shall be deemed or construed a waiver of Mortgagee's right to accelerate the maturity of the Loan on account of such failure or other default.

         14. In the event of any default in the performance of any of Mortgagor's covenants or agreements contained in this Mortgage or any other Loan Document or the violation of any term thereof, Mortgagee shall have the right (but in no event the obligation) at its option to cure the default or take any other action Mortgagee deems necessary or desirable to protect its security (including without limitation the payment of any taxes, assessments, insurance premiums, charges, liens or encumbrances required of Mortgagor under this Mortgage), without thereby waiving any rights or remedies otherwise available to Mortgagee. If Mortgagee shall elect to advance at any time any sum(s) for the protection of its security or for any other reason permitted or provided by any of the terms of this Mortgage or any other Loan Document, then such sum(s) shall be deemed Loan funds, shall be secured by this Mortgage and shall bear interest until paid at the "Default Rate" provided in the Note commencing on the date they are advanced by Mortgagee. If advanced by Mortgagee before the (natural or accelerated) maturity date of the Loan, such sum(s) shall be due and payable by Mortgagor on such maturity date or ten (10) days after Mortgagor first learns of the advance, whichever is earlier, but if advanced after the (natural or accelerated) maturity date, such sum(s) shall be due and payable immediately. Mortgagee's lien on the Premises for such advances shall be superior to any right or title to, interest in, or claim upon all or any portion of the Premises junior to the lien of this Mortgage. Without the prior written consent of Mortgagee, which Mortgagee may grant or withhold in its sole discretion, Mortgagor shall not file for record any notice limiting the maximum principal amount that may be secured by this Mortgage to an amount less than the limit set forth in the future advance clause on the first page of this Mortgage.

         15. In any action to foreclose this Mortgage, or upon the actual or threatened waste to any part of the Premises, Mortgagee shall have the right to apply without notice for the appointment of a receiver of the Premises and the rents and profits thereof, and Mortgagee shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the Premises as security for the amounts due Mortgagee or the solvency of any Obligor. To the extent permitted by law, Mortgagor hereby waives any right to object to the appointment of a receiver as aforesaid and expressly consents that such appointment shall be made as an admitted equity and as a matter of absolute right to Mortgagee.

         16. The rights and remedies of Mortgagee under this Mortgage or any other Loan Document or applicable law shall be cumulative and concurrent and may be pursued separately, successively or together against any Obligor(s), the Premises, any other collateral for the Loan, or any one or more of the foregoing, all at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise, all to the maximum extent permitted by law. Mortgagee's pursuit of any remedy shall not preclude pursuit of any other remedy until Mortgagee shall have recovered all sums due Mortgagee, together with the appropriate interest thereon and all costs of collection, including attorney's fees and appellate attorney's fees, with interest thereon. Neither Mortgagor nor anyone claiming through or under Mortgagor shall set up, claim or seek to take advantage of any appraisement, valuation, stay, moratorium, extension, exemption or redemption laws, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage or the sale of the Premises. To the maximum extent permitted by law, the Obligors, for themselves and all who may claim through or under any of them, hereby severally waive the benefit of all such laws and waive any and all rights to have the Premises or any other collateral for the Loan marshaled upon any foreclosure of this Mortgage or any other instrument securing the Loan, and hereby severally agree that the Premises and any such other collateral may be sold as an entirety or in such parcels, in such manner and in such order as Mortgagee in its sole discretion may elect. In the event that Mortgagor should seek protection under the U.S. Bankruptcy Code, or should Mortgagor be adjudicated a Debtor thereunder, Mortgagor hereby consents to relief from the automatic stay pursuant to 11 USC 362(d) to allow Mortgagee to proceed to, and obtain, a final judgment of foreclosure of this Mortgage, to complete a foreclosure sale pursuant thereto, to cause the issuance of a certificate of title pursuant thereto, and to otherwise take all such actions as Mortgagee may elect in its sole discretion in pursuance of the other rights and remedies available to Mortgagee in the case of a default under this Mortgage. Mortgagor hereby waives any protection under 11 U.S.C. 362(a).

         17. Mortgagor shall pay any and all costs, expenses and attorney's fees incurred by Mortgagee (regardless of whether in connection with any action, proceeding or appeal) to sustain the lien of this Mortgage or its priority, to protect or enforce any of Mortgagee's rights under this Mortgage or under any other Loan Document, to recover any indebtedness secured hereby, to contest or collect any award or payment in connection with the taking or condemnation of all or any part of the Premises, or for any title examination or abstract preparation or title insurance policy relating to the Property, and all such sums shall bear interest, shall be paid and shall be secured as provided in paragraph 14.

         18. Notwithstanding any taking by eminent domain, any alteration of the grade of any street, or any other injury to or decrease in value of the Premises or any portion thereof caused by any public or quasi-public authority or person, Mortgagor shall continue to pay interest on the Loan and all other sum(s) secured hereby until Mortgagee shall have actually received the award or payment for such taking or alteration or injury and shall have applied the same against the Loan. Mortgagee at its option may retain any such award or payment and apply all or part of the same toward payment of the Loan (in any order of priority Mortgagee may deem appropriate in its sole discretion), or Mortgagee may disburse all or part of such award or payment to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Premises which may have been altered, damaged or destroyed as a result of any such taking or alteration or injury, or for any other purpose or object satisfactory to Mortgagee in its sole discretion. If all of the Property is so taken but the award or payment therefor received by Mortgagee is insufficient to pay in full all sums then secured by this Mortgage, then at Mortgagee's option the unpaid balance shall be immediately due and payable.

         19. If at any time the State of Florida shall determine that the intangible tax paid in connection with this Mortgage is insufficient or that the documentary stamps affixed hereto are insufficient, and that additional intangible tax should be paid or that additional stamps should be affixed, then Mortgagor shall pay for the same, together with any interest or penalties imposed in connection with such determination, and Mortgagor hereby agrees to indemnify and hold Mortgagee harmless therefrom. If any such sums shall be advanced by Mortgagee, they shall bear interest, shall be paid and shall be secured as provided in paragraph 14.

         20. If any federal, state or local law shall hereafter be enacted which
(a) for the purpose of ad valorem taxation shall deduct the amount of any lien from the value of real property, or (b) shall impose on Mortgagee the payment of all or any part of the taxes or assessments or charges required to be paid hereunder by Mortgagor, or (c) shall change in any way the laws for the taxation of mortgages or debts secured thereby or Mortgagee's interest in the Premises, or shall change the manner of collecting such taxes, so as to affect this Mortgage or the debt secured hereby or the holder thereof, then upon demand Mortgagor shall pay such taxes or assessments or charges imposed on Mortgagee or shall reimburse Mortgagee therefor; provided, however, that if in the opinion of Mortgagee's counsel the requirement that Mortgagor make such payments might be unlawful or might result in the imposition of interest in excess of the maximum lawful rate, then Mortgagee shall have the right to declare the Loan and all other sums secured hereby to be due and payable thirty (30) days after notice thereof to Mortgagor.

         21. This Mortgage is a "security agreement" and creates a "security interest" in favor of Mortgagee as a "secured party" with respect to all property described on the UCC-1 attached hereto and made a part hereof as Exhibit B. Upon default under the Note, this Mortgage or any other Loan Document, Mortgagee may at its option pursue any and all rights and remedies available to a secured party with respect to any portion of the Premises so covered by the Uniform Commercial Code, or Mortgagee may at its option proceed as to all or any part of the Premises in accordance with Mortgagee's rights and remedies in respect of real property. Mortgagor and Mortgagee agree that the mention of any portion of the Premises in a financing statement filed in the records normally pertaining to personal property shall never derogate from or impair in any way their declared intention that all items of collateral described in this Mortgage are part of the real estate encumbered hereby to the fullest extent permitted by law, regardless of whether any such item is physically attached to the improvements or whether serial numbers are used for the better identification of certain items of Fixtures. Specifically, the mention in any such financing statement of (a) the rights in or the proceeds of any insurance policy, (b) any award in eminent domain proceedings for a taking or for loss of value, (c) Mortgagor's interest as lessor in any present or future lease or right to income growing out of the use or occupancy of the Property or improvements thereto, whether pursuant to lease or otherwise, or (d) any other item included in the definition of the Premises, shall never be construed to alter any of the rights of Mortgagee as determined by this Mortgage or to impugn the priority of Mortgagee's lien and security interest with respect to the Premises; such mention in a financing statement is declared to be for the protection of Mortgagee in the event any court shall hold that notice of Mortgagee's priority of interest with respect to any such portion of the Premises must be filed in the Uniform Commercial Code records in order to be effective against or to take priority over any particular class of persons, including but not limited to the federal government and any subdivision or instrumentality of the federal government. This Mortgage or a carbon, photographic copy or other reproduction hereof or of any financing statement shall be sufficient as a financing statement.

         22. Any payment made in accordance with the terms of the Note or this Mortgage by any person at any time liable for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage, by any subsequent owner of the Premises, or by any other person whose interest in the Premises might be prejudiced in the event of a failure to make such payment (or by any partner, stockholder, officer or director of any such person), shall be deemed, as between Mortgagee and all such persons who at any time may be so liable or may have an interest in the Premises, to have been made on behalf of all such persons. Mortgagee's acceptance of any payment which is less than full payment of all amounts then due and payable to Mortgagee, even if made by one other than the person liable therefor, shall not constitute a waiver of any rights or remedies of Mortgagee.

         23. Mortgagor consents and agrees that, at any time and from time to time without notice, (a) Mortgagee and the owner(s) of any collateral then securing the Loan may agree to release, increase, change, substitute or exchange all or any part of such collateral, and (b) Mortgagee and any person(s) then primarily liable for the Loan may agree to renew, extend or compromise the Loan in whole or in part or to modify the terms of the Loan in any respect whatsoever. Mortgagor agrees that no such release, increase, change, substitution, exchange, renewal, extension, compromise or modification, no sale of the Premises or any part thereof, no forbearance on the part of Mortgagee, nor any other indulgence given by Mortgagee (whether with or without consideration) shall relieve or diminish in any manner the liability of any Obligor, nor adversely affect the priority of this Mortgage, nor limit or prejudice or impair any right or remedy of Mortgagee. All Obligors and all those claiming by, through or under any of them hereby jointly and severally waive any and all right to prior notice of, and any and all defenses or claims based upon, any such release, increase, change, substitution, exchange, renewal, extension, compromise, modification, sale, forbearance or indulgence.

         24. This Mortgage shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, excepting only that federal law shall govern to the extent it may permit Mortgagee to charge, from time to time, interest on the Loan at a rate higher than may be permissible under applicable Florida law.

         25. In no event shall any agreed to or actual exaction charged, reserved or taken as an advance or forbearance by Mortgagee as consideration for the Loan exceed the limits (if any) imposed or provided by the law applicable from time to time to the Loan for the use or detention of money or for forbearance in seeking its collection; Mortgagee hereby waives any right to demand any such excess. In the event that the interest provisions of the Note or any exactions provided for in the Note, this Mortgage or any other Loan Document shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall automatically be reduced to such limit and all sums received by Mortgagee in excess of those lawfully collectible as interest shall be applied against the principal of the Loan immediately upon Mortgagee's receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Mortgagee had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

         26. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         27. Mortgagee and any persons authorized by Mortgagee shall have the right, from time to time at the discretion of Mortgagee, following reasonable notice to Mortgagor, to enter and inspect the Premises. At any time after default under the terms of the Note, this Mortgage or any other Loan Document, if any of the buildings, improvements or Fixtures now or hereafter located on or in the Property shall be unprotected or unguarded, or if any improved portion of the Property shall be allowed to remain vacant or deserted, then at its option Mortgagee may employ watchmen for the Property and expend any monies deemed necessary by Mortgagee to protect the Property and the buildings, improvements and Fixtures thereon from waste, vandalism and other hazards, depredation or injury, and any sums expended by Mortgagee for such purpose shall bear interest, shall be paid and shall be secured as provided in paragraph 14.

         28. Mortgagor agrees that the management of the Premises shall be conducted at all times by Mortgagor or by such other professional property management organization as Mortgagee shall approve in writing, which Mortgagee may grant or withhold in its reasonable discretion. At any time after default under the Note, this Mortgage or any other Loan Document, if Mortgagee shall determine in its sole discretion that the management or maintenance of the Premises is unsatisfactory, then Mortgagor shall employ as managing agent of the Premises such person(s) as Mortgagee may designate from time to time, at Mortgagor's sole expense and for the duration of the default. Any sums advanced by Mortgagee in connection with such managing agent shall bear interest, shall be paid and shall be secured as provided in paragraph 14.

         29. Mortgagor shall deliver to Mortgagee or its designated agent any abstract or abstracts of title now owned or hereafter acquired by Mortgagee covering the Property as further security for the Loan, which abstract(s) shall remain in the possession of Mortgagee or its agent at all times until all sums secured by this Mortgage are paid in full. In the event of a foreclosure of this Mortgage or other transfer of title to the Premises, all right, title and interest of Mortgagor in and to such abstract(s) of title shall pass to the foreclosure purchaser or other transferee.

         30. In the event Mortgagee shall be named as a party to any lawsuit brought at any time involving any Obligor or with respect to the Premises, this Mortgage or the Loan, or if Mortgagor shall incur any costs or expenses in connection with any lawsuit involving any Obligor or the Premises in which Mortgagee is not a party (i.e., if Mortgagee is called upon to produce documentation, information, or to provide testimony), then regardless of the type or merits of such lawsuit, Mortgagor shall defend Mortgagee and indemnify and hold Mortgagee fully harmless from, and shall reimburse Mortgagee for any and all claims, demands, damages, liabilities, judgments, losses, costs, expenses and attorney's fees incurred by Mortgagee and arising out of or resulting from any such lawsuit or any appeal in connection therewith, including all internal costs for time incurred by Mortgagee's officers and other employees calculated at Mortgagee's standard rates (which are available to Mortgagor upon Mortgagor's request). This provision shall survive the satisfaction or other termination of this Mortgage.

         31. Mortgagee is hereby subrogated (a) to the lien(s) of each and every mortgage, lien or other encumbrance on all or any part of the Premises which is fully or partially paid or satisfied out of the proceeds of the Loan, and (b) to the rights of the owner(s) and holder(s) of any such mortgage, lien or other encumbrance. The respective rights under and priorities of all such mortgages, liens or other encumbrances shall be preserved and shall pass to and be held by Mortgagee as security for the Loan, to the same extent as if they had been duly assigned by separate instrument of assignment and notwithstanding that the same may have been canceled and satisfied of record.

         32. In order to induce Mortgagee to make the Loan, Mortgagor represents and warrants that: (a) except as previously or concurrently disclosed in writing to Mortgagee, there are no actions, suits or proceedings pending or threatened against or affecting any Obligor or any portion of the Premises, or involving the validity or enforceability of this Mortgage or the priority of its lien, before any court of law or equity or any tribunal, administrative board or governmental authority, and no Obligor is in default under any other indebtedness or with respect to any order, writ, injunction, decree, judgment or demand of any court or any governmental authority; (b) the execution and delivery of the Note, this Mortgage and all other Loan Documents do not and shall not (i) violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to any Obligor, nor (ii) result in a breach of, or constitute a default under, any indenture, bond, mortgage, lease, instrument, credit agreement, undertaking, contract or other agreement to which any Obligor is a party or by which any of them or their respective properties may be bound or affected; (c) the Note, this Mortgage and all other Loan Documents constitute valid and binding obligations of the Obligor(s) executing the same, enforceable against such Obligor(s) in accordance with their respective terms; (d) all financial statements of the Obligors previously delivered to Mortgagee have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the correct respective financial conditions of the Obligors as of their respective dates, and the foregoing shall be true with respect to all financial statements of the Obligors delivered to Mortgagee hereafter; (e) there is no fact that the Obligors have not disclosed to Mortgagee in writing that could materially adversely affect their respective properties, businesses or financial conditions or the Premises or any other collateral for the Loan;
(f) the Obligors have duly obtained all permits, licenses, approvals and consents from, and made all filings with, any governmental authority (and the same have not lapsed nor been rescinded or revoked) which are necessary in connection with the execution or delivery or enforcement of this Mortgage or any other Loan Document or the performance of any Obligor's obligations thereunder;
(g) the proceeds of the Loan are not being used to purchase or carry any "margin stock" within the meaning of Regulation "U" of the Board of Governors of the Federal Reserve System, nor to extend credit to others for that purpose; and (h) each extension of credit secured by this Mortgage is exempt from the provisions of the Federal Consumers Credit Protection Act (Truth-in-Lending Act) and Regulation "Z" of the Board of Governors of the Federal Reserve System, because Mortgagor is a person fully excluded therefrom, and/or because said extension of credit is only for business or commercial purposes of Mortgagor and is not being used for personal, family, household or agricultural purposes. Mortgagor acknowledges and agrees that Mortgagee is relying on the representations and warranties in this Mortgage and all other Loan Documents as a precondition to making the Loan, and that all such representations and warranties shall survive the closing of the Loan and any bankruptcy proceedings.

         33. If Mortgagor is a corporation, partnership or other business entity, then Mortgagor hereby represents and warrants, in order to induce Mortgagee to make the Loan, that: (a) Mortgagor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation and the state of Florida; (b) Mortgagor has all requisite power and authority (corporate or otherwise) to conduct its business, to own its properties, to execute and deliver the Note and this Mortgage and all other Loan Documents, and to perform its obligations under the same; (c) the execution, delivery and performance of the Note, this Mortgage and all other Loan Documents have been duly authorized by all necessary actions (corporate or otherwise) and do not require the consent or approval of Mortgagor's stockholders (if a corporation) or of any other person or entity whose consent has not been obtained; and (d) the execution, delivery and performance of the Note, this Mortgage and all other Loan Documents do not and shall not conflict with any provision of Mortgagor's by-laws or articles of incorporation (if a corporation), partnership agreement (if a partnership) or trust agreement or other document pursuant to which Mortgagor was created and exists.

         34. In the event of any conflict between this Mortgage or any other Loan Document, the provisions granting the greatest benefit to the Mortgagee shall govern and control over the conflicting provisions of this Mortgage and such other Loan Documents.

         35. Hazardous Waste. "Hazardous Waste" as used herein shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) and the list of toxic pollutants designated by Congress or the EPA or defined by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time in effect.

             (1) Representations and Warranties. Mortgagor specifically represents and warrants that the use and operation of the Premises comply with all applicable environmental laws, rules and regulations, including, without limitation, the Federal Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act of 1980 and all amendments and supplements thereto and Mortgagor shall continue to comply therewith at all times. Specifically, and without limiting the generality of the foregoing, there are not now and there shall not in the future be any Hazardous Waste located or stored in, upon or at the Premises, and there are not now nor shall there be at any time any releases or discharges from the Premises.

             (2) Indemnification.

                 (1) Mortgagor hereby agrees to indemnify Mortgagee and hold Mortgagee harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including attorneys' fees for attorneys of Mortgagee's choice, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Mortgagee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Waste (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including attorney's fees for attorneys of Mortgagee's choice, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any federal, state or local "Superfund" or "Superlien" laws, and any and all other statutes, laws, ordinances, codes, rules, regulations, orders or decrees regulating, with respect to or imposing liability, including strict liability, substances or standards of conduct concerning any hazardous waste), regardless of whether within Mortgagor's control.

                 (2) The aforesaid indemnification and hold harmless agreement shall benefit Mortgagee from the date hereof and shall continue notwithstanding payment, release or discharge of this Mortgage or the indebtedness, and, without limiting the generality of the foregoing such obligations shall continue for the benefit of Mortgagee and any subsidiary of Mortgagee during and following any possession of the Premises hereby or any ownership of the Premises thereby, whether arising by foreclosure or deed in lieu of foreclosure or otherwise, such indemnification and hold harmless agreement to continue forever.

             (3) Notice of Environmental Complaint. If Mortgagor shall receive any notice of: (i) the happening of any material event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Waste on the Land or Premises in connection with Mortgagor's operations thereon; or (ii) any complaint, order, citation or material notice with regard to air emissions, water discharges or any other environmental, health or safety matter affecting Mortgagor (an "Environmental Complaint") from any person or entity, then Mortgagor immediately shall notify Mortgagee orally and in writing of said notice.

             (4) Mortgagee's Reserved Rights. In the event of receipt of an Environmental Complaint, Mortgagee shall have the right, but not the obligation (and without limitation of Mortgagee's rights under this Mortgage) to enter onto the Premises or to take such other actions as it shall deem necessary or advisable to clean up, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Waste or Environmental Complaint following receipt of any notice from any person or entity having jurisdiction asserting the existence of any Hazardous Waste or an Environmental Complaint pertaining to the Premises or any part thereof which, if true, could result in an order, suit or other action against Mortgagor and/or which, in Mortgagee's sole opinion, could jeopardize its security under this Mortgage. All reasonable costs and expenses incurred by Mortgagee in the exercise of any such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand.

             (5) Environmental Audits. If Mortgagee shall have reason to believe that Hazardous Waste has been discharged on the Premises, Mortgagee shall have the right, in its sole discretion, to require Mortgagor to perform periodically to Mortgagee's satisfaction (but not more frequently than annually unless an Environmental Complaint shall be then outstanding), at Mortgagor's expense, an environmental audit and, if deemed necessary by Mortgagee, an environmental risk assessment of: (i) the Premises; (ii) hazardous waste management practices and/or (iii) Hazardous Waste disposal sites used by Mortgagor. Said audit and/or risk assessment must be by an environmental consultant satisfactory to Mortgagee. Should Mortgagor fail to perform any such environmental audit or risk assessment within thirty (30) days after Mortgagee's request, Mortgagee shall have the right to retain an environmental consultant to perform such environmental audit or risk assessment. All costs and expenses incurred by Mortgagee in the exercise of such rights shall be secured by this Mortgage and shall be payable by Mortgagor upon demand.

             (6) Breach. Any breach of any warranty, representation or agreement contained in this Section shall be an Event of Default and shall entitle Mortgagee to exercise any and all remedies provided in this instrument, or otherwise permitted by law.

         36. This space is intentionally left blank.

         37. Whenever the context of any provision of this Mortgage shall so require, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other genders. Captions and headings in this Mortgage are for convenience only and shall not affect its interpretation. All references in this Mortgage to Exhibits, Schedules, paragraphs and subparagraphs refer to the respective subdivisions of this Mortgage, unless the reference expressly identifies another document. Wherever used in this Mortgage, unless the context clearly indicates a contrary intention or unless this Mortgage specifically provides otherwise: (a) the term "Mortgagor" shall mean "Mortgagor or any subsequent owner or owners of the Premises"; (b) the term "Mortgagee" shall mean "Mortgagee or any subsequent holder(s) of this Mortgage"; (c) the term "Note" shall mean "the Note, any renewal notes and any additional notes hereafter to be issued and secured by this Mortgage pursuant to the future advance provision hereof"; (d) the term "Loan" shall mean "the Loan and any future or additional advances made by Mortgagee from time to time for any reason permitted or provided by the terms of this Mortgage or any other Loan Document"; and (e) the term "person" shall mean "an individual, corporation, partnership, limited partnership, unincorporated association, joint stock corporation, joint venture or other legal entity".

         38. Time is of the essence of all provisions of this Mortgage. Mortgagor hereby waives all right of homestead exemption (if any) in the Premises. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several, and wherever the term "Mortgagor" is used it shall be deemed to refer to such persons jointly and severally. If Mortgagor is a partnership, then all general partners in Mortgagor shall be liable jointly and severally for the covenants, agreements, undertakings and obligations of Mortgagor in connection with the Loan, notwithstanding any contrary provision of the partnership laws of the State of Florida. This Mortgage shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns, and it shall inure to the benefit of Mortgagee and its successors and assigns and to the benefit of Mortgagor and Mortgagor's heirs, personal representatives and permitted successors and assigns. This Mortgage may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one instrument. This Mortgage cannot be changed except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

             39. Mortgagor's Covenants. In addition to any other covenant or obligation of the Mortgagor hereunder, the Mortgagor shall, during the term of the Loan:

                 (1) maintain and preserve its existence and all rights, privileges, franchises and other authority for the conduct of its business;

                 (2) maintain its properties and facilities in good order;

                 (3) pay and discharge all taxes, assessment and governmental charges in a timely manner, except those being contested in good faith;

                 (4) inform Mortgagee within ten (10) days of any actual or potential contingent liabilities in excess of Fifty Thousand ($50,000) in the aggregate (exclusive of trade debt incurred in the ordinary course of business);

                 (5) maintain proper casualty, liability and business interruption insurance in amounts reasonably acceptable to Mortgagee, naming Mortgagee as loss payee as its interest may appear;

                 (6) comply with all governmental laws, codes and ordinances and applicable regulatory requirements;

                 (7) permit Mortgagee the right to inspect all records relating to the Property; and

                 (8) not, without the prior written consent of Mortgagee:

                     (1) permit to exist a lien on or pledge any of the Premises;

                     (2) this space is intentionally left blank.

                     (3) sell, lease, assign, or otherwise dispose of or transfer any portion of the Premises;

                     (4) merge with another entity (Mortgagee's consent shall not be unreasonably withheld with respec to this subparagraph (D);

                     (5) grant, suffer, or permit any contractual or non-contractual lien or security interest on, or security interest in the Premises, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise; and/or

                     (6) make any loans or advances to third parties, insiders or affiliates in excess of Fifty Thousand Dollars ($50,000) in the aggregate.

         40. MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. MORTGAGOR ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE MORTGAGEE IN EXTENDING CREDIT TO THE MORTGAGOR, THAT THE MORTGAGEE WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT MORTGAGOR HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

         41. Financial Covenants: During the term of the Loan, the Mortgagor shall, at all times, maintain the following covenants and Mortgagor shall certify compliance at the request of the Mortgagee:

             (1) Minimum Working Capital of at least Two Million Dollars ($2,000,000). As set forth herein, Working Capital shall mean the difference between current assets and current liabilities.

             (2) Maximum Senior Liabilities to Adjusted Net Worth ratio of 2:1. As set forth herein: (i) Senior Liabilities to Adjusted Net Worth shall mean senior liabilities divided by adjusted net worth; (ii) Senior Liabilities shall mean total liabilities minus total subordinated debt; and (iii) Adjusted Net Worth shall mean total net worth plus subordinated debt minus amounts due from shareholders, affiliates, subsidiaries and employees.

             (3) Minimum Fixed Charge Coverage of 3:1. As set forth herein:
(i) Fixed Charge Coverage shall mean: (after tax income + total depreciation and amortization + lease expense + interest expense) / (lease expense + interest expense + current maturities of long term debt + subordinated debt); and (ii) after tax income shall mean income after tax but before extraordinary items.

         42. Financial Reporting Requirements:

             (1) Mortgagor shall provide Mortgagee with: (i) fiscal year end (3/31/99) company-prepared financial statements within sixty (60) days following the end the fiscal year and audited financial statements with one hundred twenty
(120) days following fiscal year end; (ii) subsequent financial statements shall be provided as follows: (a) quarterly Mortgagor prepared financial statements within forty-five (45) days following the end of each quarter; (b) annual audited financial statements within one hundred twenty (120) days following the end of Mortgagor's fiscal year end (together with the auditor's management letter); (iii) this space is intentionally left blank; (iv) this space is intentionally left blank; and (v) Mortgagor's 10Q and 10K within ten (10) days following filing.

             (2) Mortgagor shall provide Mortgagee such other reports reasonably requested by Mortgagee.

         43. Year 2000 Compliance. The Mortgagor warrants and represents that the Mortgagor has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Mortgagor or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Mortgagor reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

         WITNESS the due execution hereof as of the date first above written.

Signed, sealed and delivered in
the presence of these witnesses:            PETMEDEXPRESS.COM, INC., a Florida corporation

Witness: Kenneth P. Wurtenberger            By: /s/ Marc Puleo, M.D.        (SEAL)
         --------------------------             ----------------------------------
Print Name: Kenneth P. Wurtenberger         Print Name: Dr. Marc Puleo
            -----------------------                     --------------------------
                                            Title: President/CEO
                                                   -------------------------------
Witness: Linda D. Purrington                Address:   3350 N.W. 53rd Street
         --------------------------                    Fort Lauderdale, FL 33309
Print Name: Linda D. Purrington
            -----------------------

STATE OF FLORIDA                      )
                                      )  SS:
COUNTY OF BROWARD                     )

         I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by Marc Puleo, the President of PETMEDEXPRESS.COM, INC., a Florida corporation, freely and voluntarily under authority duly vested in him/her by said corporation and that the seal affixed thereto is the true corporate seal of said corporation. He/She is personally known to me or who has produced Florida D.L. as identification.

         WITNESS my hand and official seal in the County and State last aforesaid this 29th day of April, 1999.

                                            /s/ Linda D. Purrington
                                            -----------------------------------------------
                                            Notary Public


                                            -----------------------------------------------
                                            Typed, printed or stamped name of Notary Public

My Commission Expires:

                                    EXHIBIT A

                                Legal Description



Parcel "A" of GATEWAY INDUSTRIAL CENTER NO.7, according to the Plat thereof, recorded in Plat Book 84, at Page 6, of the Public Records of Broward County, Florida.

                                    EXHIBIT B

                                   UCC-1 Form








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